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                                   Exhibit 15
               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

May 11, 1999

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549
                                        RE:  Regis Corporation on Form S-3
                                             (File Nos. 333-28511, No. 33-82094,
                                             No. 33-86276, No. 33-89150,
                                             No. 33-92244, No. 33-96224,
                                             No. 33-80337, and No. 333-49165),
                                             Form S-4 (File No. 333-12099 and
                                             333-75881) and Form S-8 (File No.
                                             33-44867 and No. 33-89882)

Commissioners:

We are aware that our report dated April 27, 1999, on our reviews of the interim financial information of Regis Corporation as of March 31, 1999 and for the three and nine month periods ended March 31, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, is incorporated by reference in these registration statements.

Yours very truly,


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP